Exhibit 16.1

March 6, 2013

Securities and Exchange Commission
100 F Street, NW
Washington, D.C. 20549

Re:           Doginn Inc.

We have read the statements included under Item 4.01 of Form 8-K to be filed by Doginn Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
17848 Skypark Circle, Suite C
Irvine
California 92614-6401